Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
David Berger
203-517-3104
dberger@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

SECOND QUARTER FINANCIAL RESULTS

Second quarter revenues of $50.3 million, Adjusted EBITDA of $6.5 million excluding restructuring costs and Adjusted EPS of $0.07

Second best revenue quarter in the Company’s history fueled by 51% growth versus prior year; Best Adjusted EBITDA quarter since 2008 led by integration efforts and aggressive cost synergy program

Full year guidance of revenues of approximately $180 million and Adjusted EBITDA between $19-$21 million (excluding acquisition-related and restructuring costs)

STAMFORD, Conn., August 8, 2011 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company, today announced financial results for the second quarter of 2011.

Second Quarter 2011 Results and Operating Highlights

ISG reported total revenues of $50.3 million, an increase of $16.9 million, or 51%, from $33.4 million in the second quarter of 2010 and up 24% from the first quarter of 2011.

ISG reported operating income of $2.5 million for the second quarter of 2011, including $0.4 million in restructuring costs.  This compares to the $1.0 million in operating income reported in the second quarter of 2010 with the higher income being driven by the higher revenue and the leveraging of fixed costs.  The adjusted net income was $2.6 million, or $0.07 per share, compared with $1.9 million, or $0.06 in the prior year’s second quarter.  Reported fully diluted earnings per share (EPS) of $0.02 per share compared with $0.01 per share for the same prior year period in 2010.

Second quarter 2011 adjusted earnings before interest, taxes, depreciation, foreign currency translation gains/losses, amortization and non-cash stock compensation and impairment charges (adjusted EBITDA, a non-GAAP measure) totaled $6.1 million compared with adjusted EBITDA of $4.2 million in the second quarter 2010.  This figure includes

$0.4 million in restructuring costs.  Excluding the $0.4 million in restructuring costs, adjusted EBITDA for the second quarter of 2011 was $6.5 million.

“We experienced significant growth in demand for ISG brands across all geographies, contributing to the second best revenue quarter in history.  Our joint go-to-market strategy drove several new client wins, while at the same time we recorded exceptional progress against our aggressive cost synergy plan, resulting in our best EBITDA quarter since 2008.  We are excited about our prospects in the second half of 2011, fueled in part by the strong momentum with which we exited 2Q11, and continued broad-based demand for our research and analysis,” said Michael P. Connors, Chairman and CEO of ISG.

Reaffirms Revenue and Adjusted EBITDA Margin Guidance

“We reaffirm our full year guidance for revenues of approximately $180 million and adjusted EBITDA between $19-$21 million (excluding acquisition-related and restructuring costs)” added Michael Connors.  “Our guidance is based on the strength of our second quarter results and our outlook for continued strong demand through the second half of 2011.”

Capital and Liquidity

Cash and cash equivalents totaled $12.9 million, a net decrease of $8.1 million from March 31, 2011 levels. The decline in cash was driven by the timing of cash collections, which is projected to improve in the second half of the year, and principal and interest payments.

Total outstanding debt at June 30, 2011 was $72.1 million compared with $73.1 million at March 31, 2011.  ISG made principal repayments of $1.0 million during the second quarter of 2011.

Conference Call

ISG has scheduled a conference call at 11:00 a.m. this morning to discuss the Company’s financial results.  The call can be accessed by dialing 1-(877) 548-7905 or for international callers 001-(719) 325-4933.  The access code is 9475629.

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About Information Services Group, Inc.

Information Services Group (ISG), founded in 2006, is a leading technology insights, market intelligence and advisory services company. ISG has three go-to-market brands: TPI, the leading independent sourcing data and advisory firm in the world; Compass, the premier independent global provider of business and information technology benchmarking, performance improvement, data and analytics services; and STA Consulting, a premier independent information technology advisor serving the public sector. The company has nearly 700 employees and operates in 21 countries. Based in Stamford, Connecticut, ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and six months ended June 30, 2011 and 2010.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates as of July 31, 2010), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  Certain prior period amounts have been reclassified to conform to the current period presentation and definitions of non-GAAP measurements. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues	$50,253	$33,372	$90,911	$68,216
Operating expenses
Direct costs and expenses for advisors	27,718	17,779	51,948	36,260
Selling, general and administrative	17,163	12,224	36,067	24,562
Depreciation and amortization	2,859	2,342	5,570	4,701
Operating income (loss)	2,513	1,027	(2,674)	2,693
Interest income	5	51	35	86
Interest expense	(793)	(794)	(1,675)	(1,588)
Foreign currency transaction gain (loss)	163	33	200	(72)

Income (loss) before taxes	1,888	317	(4,114)	1,119
Income tax (provision) benefit	(1,201)	(131)	2,756	(473)
Net income (loss)	$687	$186	$(1,358)	$646

Weighted average shares outstanding:
Basic	36,376	31,981	36,240	31,951
Diluted	38,379	32,219	36,240	32,176

Earnings (loss) per share:
Basic	$0.02	$0.01	$(0.04)	$0.02
Diluted	$0.02	$0.01	$(0.04)	$0.02

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income (loss)	$687	$186	$(1,358)	$646
Plus:
Interest expense (net of interest income)	788	743	1,640	1,502
Income taxes	1,201	131	(2,756)	473
Depreciation and amortization	2,859	2,342	5,570	4,701
Foreign currency transaction	(163)	(33)	(200)	72
Non-cash stock compensation	750	829	1,627	1,677
Adjusted EBITDA (1) (2)	$6,122	$4,198	$4,523	$9,071

Net income (loss)	$687	$186	$(1,358)	$646
Plus:
Non-cash stock compensation	750	829	1,627	1,677
Intangible amortization	2,496	1,978	4,841	3,956
Foreign currency transaction	(163)	(33)	(200)	72
Tax effect (3)	(1,172)	(1,054)	(2,382)	(2,168)
Adjusted net (loss) income	$2,598	$1,906	$2,528	$4,183

Weighted average shares outstanding:
Basic	36,376	31,981	36,240	31,951
Diluted	38,379	32,219	36,240	32,176

Adjusted (loss) earnings per share:
Basic	$0.07	$0.06	$0.07	$0.13
Diluted (4) (5)	$0.07	$0.06	$0.07	$0.13

(1)   Adjusted EBITDA excluding $0.4 million of restructuring for the second quarter of 2011 totaled $6.5 million.

(2)   Adjusted EBITDA excluding $1.0 million of deal costs and $1.5 million of restructuring for the first six months of 2011 totaled $7.0 million.

(3)   Marginal tax rate of 38.0% applied.

(4)   Adjusted earnings per share excluding $0.4 million of restructuring for the second quarter of 2011 totaled $0.07.

(5)   Adjusted earnigs per share excluding $1.0 million of deal costs and $1.5 million of restructuring for the first six months of 2011 totaled $0.11.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	June 30, 2011	Three Months Ended	Constant currency	June 30, 2010
	June 30, 2011	impact (1)	Adjusted	June 30, 2010	impact (1)	Adjusted
Revenue	$50,253	$(2,859)	$47,394	$33,372	$339	$33,711
Operating income	$2,513	$(615)	$1,898	$1,027	$(98)	$929
Adjusted EBITDA	$6,122	$(618)	$5,504	$4,198	$(98)	$4,100

			Six Months Ended			Six Months Ended
	Six Months Ended	Constant currency	June 30, 2011	Six Months Ended	Constant currency	June 30, 2010
	June 30, 2011	impact (1)	Adjusted	June 30, 2010	impact (1)	Adjusted
Revenue	$90,911	$(4,081)	$86,830	$68,216	$(76)	$68,140
Operating (loss) income	$(2,674)	$(527)	$(3,201)	$2,693	$(406)	$2,287
Adjusted EBITDA	$4,523	$(534)	$3,989	$9,071	$(406)	$8,665

(1) Foreign currency rates as of July 31, 2010 used for constant currency translation.